Exhibit 10.3

SECOND AMENDMENT

TO

FINANCING AGREEMENT

THIS SECOND AMENDMENT TO FINANCING AGREEMENT (this “Amendment”), dated as of July 6, 2006 (the “Effective Date”), by and among CITISTEEL USA, INC., a Delaware corporation (“Borrower”), U.S. BANK NATIONAL ASSOCIATION, a national banking association, as LC Issuer and as Agent, and each of the Lenders from time to time party to the Financing Agreement (as defined below), and is as follows:

Preliminary Statements

A. Borrower, Agent and the Lenders are parties to a Financing Agreement dated as of August 25, 2005, as amended by the First Amendment to Financing Agreement dated as of April 21, 2006 (as amended, the “Financing Agreement”). Capitalized terms which are used, but not defined, in this Amendment will have the meanings given to them in the Financing Agreement.

B. Holding Co. has issued, or will issue, 15% Senior Secured Pay-In-Kind Notes due October 1, 2010 (the “HoldCo Notes”) under an Indenture dated as of July 6, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “HoldCo Indenture”) among Holding Co. and The Bank of New York, in its capacity as trustee under the HoldCo Indenture, including its successors and assigns from time to time (in such capacity, the “HoldCo Indenture Trustee”) and as collateral agent under the HoldCo Indenture, including its successors and assigns from time to time (the “HoldCo Notes Collateral Agent”).

C. Holding Co. and Borrower have requested Agent and the Lenders to amend the Financing Agreement to (i) permit the issuance of the HoldCo Notes and the security therefor granted to the HoldCo Notes Collateral Agent and (ii) permit certain dividends from Borrower to Holding Co. in connection with Holding Co.’s obligations under the HoldCo Notes.

D. Agent and the Lenders are willing to so amend the Financing Agreement as contemplated by the terms, and subject to the conditions, of this Amendment.

Statement of Amendment

In consideration of the covenants, agreements, and conditions set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, the Lenders and Borrower hereby agree as follows:

1. Amendment to Financing Agreement. Subject to the satisfaction of the conditions of this Amendment,

1.1 Section 1.1 of the Financing Agreement is hereby amended to add the following new definitions, in their proper alphabetical order, to provide in their entirety as follows:

“HoldCo Intercreditor Agreement” means the Intercreditor Agreement dated as of July 6, 2006 among Agent, Holding Co., The Bank of New York, as Trustee and as Collateral Agent under the HoldCo Notes Indenture, and its successors and assigns.

“HoldCo Note Claimholders” means the Note Claimholders, as defined in the HoldCo Intercreditor Agreement.

“HoldCo Note Dividends” has the meaning given in Section 10.18(g).

“HoldCo Notes” means Holding Co.’s 15% Senior Secured Pay-In-Kind Notes in the original aggregate principal amount of $75,000,000 issued on July 6, 2006 due October 1, 2010 and issued under the HoldCo Notes Indenture (the “Initial HoldCo Notes”), the PIK Notes, as defined in the HoldCo Notes Indenture and, subject to the terms of this Agreement, any and all replacement Notes (as defined in the HoldCo Notes Indenture) issued for any of the Initial HoldCo Notes or the PIK Notes.

“HoldCo Notes Default” means any of the following (or any combination of the following): (i) a default or breach of or under any of the HoldCo Notes Documents, (ii) any event or circumstance that would become a default or breach on a HoldCo Note Claimholder’s election or would become a default or breach after notice, the lapse of time, or on the satisfaction of any other condition, or all of the foregoing, including an Event of Default (as defined in the HoldCo Notes Indenture) or (iii) any acceleration of the HoldCo Notes Obligations.

“HoldCo Notes Documents” means, collectively, the Note Documents, as defined in the HoldCo Intercreditor Agreement, as any or all of the foregoing documents, instruments, and agreements are now in effect or, subject to Section 10.29, as at any time after the date of this Agreement amended, modified, supplemented, restated, renewed, extended, replaced or otherwise changed and any documents, instruments, or agreements given, subject to Section 10.29, in substitution of any of them.

“HoldCo Notes Indenture” means the Indenture dated July 6, 2006 relating to the issuance of the HoldCo Notes between Holding Co. and The Bank of New York, as Trustee and Collateral Agent, and its successors and assigns.

“HoldCo Notes Obligations” means the Note Obligations, as defined in the HoldCo Intercreditor Agreement.

“HoldCo Notes Offering” means the offer by Holding Co. to sell HoldCo Notes pursuant to the Offering Circular dated June 29, 2006.

“HoldCo Special Dividend” means a dividend declared by the Board of Directors of Holding Co. in an aggregate amount not to exceed the net proceeds of the HoldCo Notes Offering (i.e., $75,000,000 net of costs and fees) and payable solely out of the proceeds of the HoldCo Notes Offering received by Holding Co.

“Tax Sharing Agreement” means the Tax Sharing Agreement dated as of July 6, 2006 by and among Holding Co., Borrower and CitiSteel PA.

1.2 Clause (iv) of the definition of “Change of Control” in Section 1.1 of the Financing Agreement is hereby amended in its entirety by substituting the following in its stead:

(iv) any change which results in a “Change of Control” as defined in the Senior Notes Indenture or the HoldCo Notes Indenture.

1.3 Clause (ix) of the definition of “Permitted Liens” in Section 1.1 of the Financing Agreement is hereby amended in its entirety by substituting the following in its stead:

(ix) Liens (a), subject to the Intercreditor Agreement, in favor of the Senior Note Claimholders under the Senior Notes Documents and (b), subject to the HoldCo Intercreditor Agreement, in favor of the HoldCo Note Claimholders under the HoldCo Notes Documents;

1.4 Clause (viii) of the definition of “Refinancing Debt” in Section 1.1 of the Financing Agreement is hereby amended in its entirety by substituting the following in its stead:

(viii) (a) additionally, in the case of any Refinancing of the Senior Notes Obligations, (1) the interest rate on, and fees with respect to, such Refinancing Debt are less than or equal to the interest rate on, and fees with respect to, the Senior Notes Obligations and (2) the holders of such Refinancing Debt have entered into an intercreditor agreement with Agent on the then current terms of the Intercreditor Agreement and (b) additionally, in the case of any Refinancing of the HoldCo Notes Obligations, (1) the interest rate on, and fees with respect to, such Refinancing Debt are less than or equal to the interest rate on, and fees with respect to, the HoldCo Notes Obligations and (2) the holders of such Refinancing Debt have entered into an intercreditor agreement with Agent on the then current terms of the HoldCo Intercreditor Agreement.

1.5 The following definitions in Section 1.1 of the Financing Agreement are hereby amended in their entirety by substituting the following in their stead:

“Holding Co.” means Citisteel U.S.A Holdings, Inc. (formerly known as H.I.G. Steelco Holdings, Inc.), a Delaware corporation and its successors and assigns.

“Permitted Excess Cash Flow Repurchases” means any and each redemption or repurchase of any of either, as applicable (“Excess Cash Flow Repurchase”): (i) the Senior Notes under Section 4.23 of the Senior Notes Indenture pursuant to an Excess Cash Flow Offer (as defined in the Senior Notes Indenture) or (ii) the HoldCo Notes under Section 4.20 of the HoldCo Notes Indenture pursuant to an Excess Cash Flow Offer (as defined in the HoldCo Notes Indenture) so long as, in each such case: (a) no Event of Default has occurred and is then existing at the time of such proposed Excess Cash Flow Repurchase, (b) no more than 75% of Borrower’s Excess Cash Flow (as defined in the HoldCo Notes Indenture as in effect on July 6, 2006) earned in any Fiscal Year, in total, is used with respect to the aggregate Excess Cash Flow Repurchases of both Senior Notes and HoldCo Notes made in any Fiscal Year, (c) such proposed Excess Cash Flow Repurchase is permitted under the Senior Notes Indenture and the HoldCo Notes Indenture, (d) no more than 25% of the cumulative, positive Consolidated Net Income (as defined in the Senior Notes Indenture as in effect on August 25, 2005) of Borrower earned in each Fiscal Year is distributed to Holding Co. and used with respect to the aggregate Excess Cash Flow Repurchases of HoldCo Notes made in any Fiscal Year, provided that this subsection (d) shall not be construed to limit other payments to HoldCo by Borrower that are expressly permitted under the terms of this Agreement including payments in connection with the Tax Sharing Agreement and as otherwise permitted under Section 10.18 and (e) Borrower is in compliance with the Availability Covenant and the Financial Covenants, on a pro forma basis, after giving effect to each such Excess Cash Flow Repurchase. To determine whether there is pro forma compliance with the Availability Covenant, Borrower will, on a pro forma basis, restate the calculation made under Section 10.28.2 for the month ended most closely before the date such Excess Cash Flow Repurchase is proposed to be made as if the proposed Excess Cash Flow Repurchase had been made at the end of such month. To determine whether there is pro forma compliance with the Financial Covenants, Borrower will, on a pro forma basis, (1) restate the financial statements received by Agent for the Fiscal Month, Fiscal Quarter or the Fiscal Year, as applicable, ended most closely before the date such Excess Cash Flow Repurchase is proposed to be made as if the proposed Excess Cash Flow Repurchase had been made at the end of the applicable 6-Month Period and Test Period (as each is defined on Exhibit E) and (2) calculate the minimum EBITDA covenant under Section 2 of Exhibit E and the Fixed Charge Coverage Ratio under Section 3 of Exhibit E taking into account such proposed Excess Cash Flow Repurchase as if the proposed Excess Cash Flow Repurchase had been made at the end of the applicable 6-Month Period and Test Period (as each is defined on Exhibit E).

1.6 Section 3.1 of Exhibit E to the Financing Agreement is hereby amended in its entirety by substituting the following in its stead:

3.1 Borrower will not permit the ratio (“Fixed Charge Coverage Ratio”) resulting from dividing Adjusted EBITDA (as defined below) for the applicable Test Period (as defined below) by Fixed Charges (as defined below) for that same Test Period to be less than: (i) 1.250 to 1 as of the end of the Fiscal Month of December, 2005 or March, 2006 for the Test Period then ended (the “Initial Period”) or (ii) 1.250 to 1 as of the end of any Fiscal Quarter ending after the Initial Period, commencing with the Fiscal Quarter ending on July 1, 2006.

1.7 The definitions of “Adjusted EBITDA” and “Fixed Charges” in Section 3.2 of Exhibit E to the Financing Agreement are hereby amended in their entirety by substituting the following in their stead, respectively:

(i) “Adjusted EBITDA” means, for the applicable period, the total (without duplication), in Dollars (all as determined in accordance with GAAP consistently applied) of: (a) Borrower’s EBITDA, minus (b) the aggregate cash amount of Taxes paid during the applicable period by Borrower, including under the Tax Sharing Agreement; minus (c) all of Borrower’s Non-financed Capital Expenditures made for the applicable period; and plus (d) the aggregate amount of Management Fees paid or accrued during the applicable period.

(ii) “Fixed Charges” means, for the applicable period, the total (without duplication), in Dollars, of (all as determined in accordance with GAAP consistently applied): (a) the aggregate principal amount of Borrower’s long-term debt and obligations, in each case, paid or which were scheduled to be paid during the applicable period, including those principal payments under, or any redemptions, repurchases, defeasances, acquisitions, or other re-acquisitions for value of, the Senior Notes; (b) scheduled capital lease payments paid or which were scheduled to be paid during the applicable period; (c) Borrower’s aggregate interest expense for the applicable period, including interest paid or accrued on the Obligations, the Senior Notes, any capital lease obligations, and any other Indebtedness for the applicable period (including amortization of original issue discount and non-cash interest payments); (d) the aggregate amount of Management Fees paid in cash during the applicable period; and (e) the total amount of distributions made in cash by Borrower to Holding Co., during the applicable period under Section 10.18(e) of the Financing Agreement, (1) for the repurchase of equity interests of Holding Co. or (2) which are HoldCo Note Dividends.

1.8 Section 10.10 of the Financing Agreement is hereby amended to add a new subclause (iii) providing in its entirety as follows:

(iii) Other than the Obligations, Holding Co. will not incur any Indebtedness other than the HoldCo Notes subject to the terms of this Agreement and any Refinancing Debt in respect thereof; provided that the maximum principal amount of the HoldCo Notes Obligations and any Refinancing Debt in respect thereof may not exceed an aggregate of the sum of (x) $75,000,000 and (y) the principal amount of PIK Notes (as defined in the HoldCo Notes Indenture) minus the amount of any payments of the principal amount of the HoldCo Notes Obligations, including as a result of any voluntary or mandatory redemptions, repurchases, defeasance or re-acquisitions of the HoldCo Notes Obligations.

1.9 Section 10.18 of the Financing Agreement is hereby amended in its entirety by substituting the following in its stead:

10.18 Distributions; Loans; Fees. Borrower will not (i) declare or pay cash or stock distributions (including any return of capital) or dividends upon any of Borrower’s Capital Stock (including any preferred stock now or hereafter issued by Borrower), (ii) make any distributions of Borrower’s assets, (iii) incur, permit, or make any loans, advances or extensions of credit to any Person, including any of Borrower’s Affiliates, officers, employees, or directors, or (iv) pay any consulting, management or directors’ fees to or for the account of any stockholder, director, officer, or other Affiliate of Borrower, except that Borrower may:

(a) make advances to its officers and employees with respect to expenses incurred by those officers and employees which (1) expenses are (A) ordinary and necessary business expenses and (B) reimbursable by Borrower and (2) do not exceed in the aggregate, $100,000, outstanding at any one time;

(b) make cash payments to Holding Co. solely in order, and in amounts sufficient, to pay, (i) such amounts required to be paid by Borrower to Holding Co. under the Tax Sharing Agreement as in effect on July 6, 2006 and (ii) professional fees, including but not limited to accountant’s fees and attorney’s fees, and other overhead and administrative expenses of Holding Co., in each case, incurred by Holding Co. on behalf of Borrower and its Subsidiaries in the ordinary course;

(c) Borrower may make cash payments of fees and expenses in the ordinary course of business pursuant to the Management Agreement as presently in effect (“Management Fees”) in amounts not to exceed $675,000 per calendar year (to be prorated for 2005), in monthly payments as contemplated under the Management Agreement as presently in effect, provided that no Event of Default has occurred and is continuing; provided, further, that to the extent such cash payments are otherwise prohibited hereunder, Borrower shall be entitled to make non-cash accruals of such payments for the benefit of H.I.G.;

(d) Borrower may make payments of reasonable out-of-pocket expenses, such as reimbursement of travel expenditures (but not including fees and expenses of consultants or other third party advisors), incurred in the ordinary course of business, pursuant to the Management Agreement as presently in effect;

(e) Borrower may pay dividends (“Repurchase Dividends”) to Holding Co. to fund Holding Co.’s repurchase of stock issued to employees, officers and independent directors, in each case issued pursuant to employee stock option or employee stock incentive arrangements previously approved by Agent, if, and to the extent, that each of the following conditions have been met: (1) such repurchase is required under the terms of such arrangements, (2) is in connection with the cessation of the applicable recipient’s employment by the Borrower or Holding Co., as applicable, (3) the aggregate Repurchase Dividends made in any Fiscal Year do not exceed $1,000,000 after giving effect to the proposed Repurchase Dividends, (4) no Event of Default has occurred and is continuing as of such repurchase, (5) if, after giving effect to such Repurchase Dividends, Revolving Credit Availability is equal to or greater than an aggregate amount equal to $3,000,000, and (6) Borrower is in compliance with the Financial Covenants, on a pro forma basis, after giving effect to the payment of such Repurchase Dividends. To determine whether there is pro forma compliance with the Financial Covenants, Borrower will, on a pro forma basis, (A) restate the financial statements received by Agent for the Fiscal Month, Fiscal Quarter or the Fiscal Year, as applicable, ended most closely before the date such Repurchase Dividends are proposed to be made as if the proposed Repurchase Dividends had been made at the beginning of the applicable Test Period (as defined on Exhibit E) and (B) calculate the Fixed Charge Coverage Ratio under Section 3 of Exhibit E taking into account such proposed Repurchase Dividends as if the proposed Repurchase Dividends had been made at the beginning of the applicable Test Period (as defined on Exhibit E);

(f) Borrower may make the Special Dividend on the Closing Date; and

(g) Borrower may pay dividends (“HoldCo Note Dividends”) to Holding Co. to fund Holding Co.’s obligations to pay interest on, and make Excess Cash Flow Repurchases of, HoldCo Notes, in each case in accordance with the HoldCo Notes Indenture, if, and to the extent, that each of the following conditions have been met: (1) such HoldCo Note Dividends are permitted under the Senior Notes Indenture, (2) the aggregate HoldCo Note Dividends made in any Fiscal Year do not exceed 25% of the cumulative, positive Consolidated Net Income (as defined in the Senior Notes Indenture as in effect on August 25, 2005) of Borrower earned in each Fiscal Year, after giving effect to the proposed HoldCo Note Dividends, (3) no Event of Default has occurred and is continuing as of the proposed HoldCo Note Dividends, (4) if, after giving effect to such HoldCo Note Dividends, Borrower is in compliance with the Availability Covenant, and (5) Borrower is in compliance with the Financial Covenants, on a pro forma basis, after giving effect to the payment of such HoldCo Note Dividends. To determine whether there is pro forma compliance with the Financial Covenants, Borrower will, on a pro forma basis, (A) restate the financial statements received by Agent for the Fiscal Month, Fiscal Quarter or the Fiscal Year, as applicable, ended most closely before the date such HoldCo Note Dividends are proposed to be made as if the proposed HoldCo Note Dividends had been made at the beginning of the applicable Test Period (as defined on Exhibit E) and (B) calculate the Fixed Charge Coverage Ratio under Section 3 of Exhibit E taking into account such proposed HoldCo Note Dividends as if the proposed HoldCo Note Dividends had been made at the beginning of the applicable Test Period (as defined on Exhibit E).

1.10 Section 10.25 of the Financing Agreement is hereby amended in its entirety by substituting the following in its stead:

10.25 Holding Co. Holding Co. is, and will remain, a holding company (i) whose sole business will be the holding of the Capital Stock of Borrower and (ii) which does not have (a) any Indebtedness except the HoldCo Notes Obligations or the Obligations or (b) assets other than the Capital Stock of Borrower.

1.11 Section 13.15 of the Financing Agreement is hereby amended in its entirety by substituting the following in its stead:

13.15 Intercreditor Matters. Each Lender agrees that, upon becoming a Lender, it is automatically bound by the Intercreditor Agreement and the HoldCo Intercreditor Agreement.

2. Consents. Borrower has requested that Agent and the Lenders consent to (i) the HoldCo Notes, the HoldCo Notes Indenture, and the HoldCo Special Dividend, (ii) the granting of a Lien on the Pledged Collateral (as defined in the Stock Pledge Agreement) by Holding Co. in favor of the HoldCo Notes Collateral Agent, and (iii) the name change of Holding Co., and Agent and the Lenders hereby consent to the same subject to the satisfaction of the conditions set forth in this Amendment. The consents provided in this Section 2, either alone or together with other consents, as applicable, which Agent and the Lenders may give from time to time, shall not, by course of dealing, implication or otherwise, obligate Agent or the Lenders to consent to any other (a) incurrence of Indebtedness prohibited by the Financing Agreement and other Loan Documents or (b) payment of any dividends or other distributions, except as permitted under the Financing Agreement, in any case past, present or future, other than those specifically consented to by this Amendment, or reduce, restrict or in any way affect the discretion of Agent and the Lenders in considering any future consent requested by Borrower.

3. Conditions; Other Documents.

3.1 As a condition precedent to the effectiveness of this Amendment, Agent, LC Issuer and the Lenders shall have first received: (i) evidence of the absence of any litigation, proceeding, arbitration, or action is pending or threatened at closing which challenges the HoldCo Notes Offering; (ii) evidence of the HoldCo Note Documents and terms and conditions of the HoldCo Notes, reasonably acceptable to Agent and the Lenders; and (iii) (a) evidence, satisfactory to Agent and Lenders in their judgment exercised reasonably, that Holding Co. has simultaneously herewith closed the proposed HoldCo Notes Offering (on final terms satisfactory to Agent and the Lenders) and shall have received 100% of the net proceeds (i.e., $75,000,000 net of costs and fees) from the HoldCo Notes Offering in that financing transaction and (b) the HoldCo Intercreditor Agreement duly executed and delivered by the Trustee and the Collateral Agent (as each of those terms is defined in the HoldCo Notes Indenture) on terms satisfactory to Agent and the Lenders in their judgment exercised reasonably.

3.2 With the signing of this Amendment, Borrower will deliver, or cause to be delivered, to Agent: (i) a copy, certified by the Secretary of Borrower and Holding Co., of resolutions of the Board of Directors of Borrower and Holding Co., authorizing the execution of this Amendment and all other documents executed in connection herewith, which certificate and resolutions will be in form and substance reasonably satisfactory to Agent, (ii) the Reaffirmation of Guarantors signed by Holding Co. and CitiSteel PA (each, a “Guarantor”) in the form attached after the signature pages of this Amendment, and (iii) such other documents, instruments, and agreements deemed necessary by Agent to effect the amendments to Borrower’s credit facilities with Agent and the Lenders contemplated by this Amendment, including the letter signed by the Trustee and the Collateral Agent (as each of those terms is defined in the Senior Notes Indenture) in a form acceptable to Agent in its discretion and such other documents, instruments and agreements described on the closing checklist distributed by counsel to Agent in connection with this Amendment.

4. Representations. To induce Agent and the Lenders to accept this Amendment, Borrower hereby represents and warrants to Agent and the Lenders as follows:

4.1 Borrower has full power and authority to enter into, and to perform its obligations under, this Amendment, and the execution and delivery of, and the performance of its obligations under and arising out of, this Amendment have been duly authorized by all necessary corporate action.

4.2 This Amendment constitutes the legal, valid and binding obligations of Borrower enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

4.3 Borrower’s representations and warranties contained in the Loan Documents to which it is a party are complete and correct in all material respects as of the date of this Amendment with the same effect as though these representations and warranties had been made again on and as of the date of this Amendment (except where such representations and warranties speak solely as of an earlier date), subject to those changes as are not prohibited by, or do not constitute Events of Default under, the Financing Agreement.

4.4 No Event of Default has occurred and is continuing under the Financing Agreement.

4.5 Each of Holding Co., Borrower and CitiSteel PA will be Solvent after the issuance of the HoldCo Notes and payment of the HoldCo Special Dividend.

5. Costs and Expenses. As a condition of this Amendment, Borrower will promptly on demand pay or reimburse Agent for the costs and expenses incurred by Agent in connection with this Amendment, including, without limitation, reasonable attorneys’ fees.

6. Release. Borrower hereby releases Agent and the Lenders from any and all liabilities, damages and claims arising from or in any way related to the Obligations or the Loan Documents, other than such liabilities, damages and claims which arise after the execution of this Amendment. The foregoing release does not release or discharge, or operate to waive performance by, Agent or any Lender of its express agreements and obligations stated in the Loan Documents on and after the date of this Amendment.

7. Default. Any default by Borrower in the performance of Borrower’s obligations under this Amendment shall constitute an Event of Default under the Financing Agreement.

8. Continuing Effect of the Financing Agreement; Security. Except as expressly amended hereby, all of the provisions of the Financing Agreement are ratified and confirmed and remain in full force and effect. Borrower, Agent and the Lenders hereby expressly intend that this Amendment shall not in any manner: (a) constitute the refinancing, refunding, payment or extinguishment of the Obligations evidenced by the existing Loan Documents; (b) be deemed to evidence a novation of the outstanding balance of the Obligations; or (c) affect, replace, impair, or extinguish the creation, attachment, perfection or priority of the Liens on the Loan Collateral granted pursuant to the Loan Documents. Borrower ratifies and reaffirms any and all grants of Liens to Agent, for the benefit of the Secured Creditors (as defined in the Borrower Security Agreement), on the Loan Collateral as security for the Obligations, and Borrower acknowledges and confirms that the grants of the Liens to Agent, for the benefit of the Secured Creditors, on the Loan Collateral: (i) represent continuing Liens on all of the Loan Collateral, (ii) secure all of the Obligations, and (iii) represent valid, first and best Liens on all of the Loan Collateral except to the extent, if any, of the Permitted Liens.

9. One Agreement; References; Fax Signature. The Financing Agreement, as amended by this Amendment, will be construed as one agreement. All references in any of the Loan Documents to the Financing Agreement will be deemed to be references to the Financing Agreement as amended by this Amendment. This Amendment may be signed by facsimile signatures or other electronic delivery of an image file reflecting the execution thereof, and if so signed, (i) may be relied on by each party as if the documents were a manually signed original and (ii) will be binding on each party for all purposes.

10. Captions. The headings to the Sections of this Amendment have been inserted for convenience of reference only and shall in no way modify or restrict any provisions hereof or be used to construe any such provisions.

11. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

12. Entire Agreement. This Amendment, together with the other Loan Documents, sets forth the entire agreement of the parties with respect to the subject matter of this Amendment and supersedes all previous understandings, written or oral, in respect of this Amendment.

13. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Ohio (without regard to Ohio conflicts of law principles).

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed by Borrower as of the Effective Date.

BORROWER:

CITISTEEL USA, INC.

By:	/s/ Allen Egner
Allen Egner, Treasurer and Secretary

Accepted at Cincinnati, Ohio

as of the Effective Date.

AGENT:

U.S. BANK NATIONAL ASSOCIATION,
AS AGENT

By:	/s/ Jeffrey A. Kessler
Jeffrey A. Kessler, Vice President

LENDERS:

U.S. BANK NATIONAL ASSOCIATION,
AS A LENDER

By:	/s/ Jeffrey A. Kessler
Jeffrey A. Kessler, Vice President

LC ISSUER:

U.S. BANK NATIONAL ASSOCIATION,
AS LC ISSUER

By:	/s/ Jeffrey A. Kessler
Jeffrey A. Kessler, Vice President

SIGNATURE PAGE TO

SECOND AMENDMENT TO FINANCING AGREEMENT

(CitiSteel USA, Inc.)

REAFFIRMATION OF GUARANTORS

In satisfaction of the condition set forth in the above Second Amendment to Financing Agreement (the “Second Amendment”) by and among CITISTEEL USA, INC. (“Borrower”), U.S. BANK NATIONAL ASSOCIATION, as Agent and LC Issuer, and the Lenders party thereto (Agent, the LC Issuer and the Lenders being, collectively, the “Secured Creditors”), the undersigned (each, a “Guarantor”) hereby: (i) consents to the execution of the Second Amendment and the consummation of the transactions contemplated thereby, (ii) ratifies and reaffirms its Guaranty dated as of August 25, 2005, made by such Guarantor for the benefit of the Secured Creditors (each, a “Guaranty”), (iii) ratifies and reaffirms its Security Agreement dated as of August 25, 2005, made by such Guarantor for the benefit of the Secured Creditors (each, a “Affiliate Guarantor Security Agreement”), (iv) ratifies and reaffirms Holding Co.’s Stock Pledge Agreement dated as of August 25, 2005, made by Holding Co. for the benefit of the Secured Creditors (each, a “Stock Pledge Agreement”), and (v) acknowledges and agrees that no Guarantor is released from its respective obligations under its Guaranty, Affiliate Guarantor Security Agreement or Stock Pledge Agreement by reason of the Second Amendment or the transactions contemplated thereby and that the obligations of each Guarantor under its respective Guaranty, Affiliate Guarantor Security Agreement and, as applicable, Stock Pledge Agreement extend, among other Obligations of Borrower to the Secured Creditors, to the Obligations of Borrower under the Financing Agreement, as amended by the Second Amendment. Without limiting the generality of the foregoing, each Guarantor acknowledges and agrees all references in each Guaranty, Affiliate Guarantor Security Agreement, and Stock Pledge Agreement to the Financing Agreement shall be deemed to be references to the Financing Agreement, as amended by the Second Amendment.

This Reaffirmation of Guarantors shall not be construed, by implication or otherwise, as imposing any requirement that any Secured Creditor notify or seek the consent of any Guarantor relative to any past or future extension of credit, or modification, extension or other action with respect thereto, in order for any such extension of credit or modification, extension or other action with respect thereto to be subject to such Guaranty, it being expressly acknowledged and reaffirmed that each Guarantor has under its Guaranty consented, among others things, to modifications, extensions and other actions with respect thereto without any notice thereof or further consent thereto. All capitalized terms used in this Reaffirmation of Guarantors and not otherwise defined herein shall have the meanings ascribed thereto in the Second Amendment. Each Guarantor acknowledges receipt of an executed copy of the Second Amendment. This Reaffirmation of Guarantors may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. This Reaffirmation of Guarantors may be signed by facsimile signatures or other electronic delivery of an image file reflecting the execution hereof, and if so signed, (i) may be relied on by the Secured Creditors as if this Reaffirmation of Guarantors were a manually signed original and (ii) will be binding on such Guarantor for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, each Guarantor has executed this Reaffirmation of Guarantors to be effective as of the Effective Date.

CITISTEEL PA, INC.

By:	/s/ Allen Egner
Allen Egner, Treasurer and Secretary

CITISTEEL USA HOLDINGS, INC. (formerly known as H.I.G. STEELCO HOLDINGS, INC.)

By:	/s/ Jeffrey Bradley
Jeffrey Bradley, Chief Executive Officer

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